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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1998 in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-48037) and related Prospectus of Novellus Systems, Inc. for the registration of $300,000,000 of its Common Stock, Preferred Stock, Depository Shares, Warrants, Debt Securities and Warrants to Purchase Debt Securities.


                                               /s/ ERNST & YOUNG LLP

San Jose, California
April 30, 1998